UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2003

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Item 5. Other Events.

On July 29, 2003, Registrant issued the following press release:

Penn Virginia Resource Partners, L.P.

Three Radnor Corporate Center, Suite 230, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: Frank A. Pici, Vice President and Chief Financial Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pennvirginia.com

Penn Virginia Resource Partners, L.P.

Announces Conversion of Class B Common Units to Common Units

RADNOR, PA July 29, 2003 - The Board of Directors of Penn Virginia Resource GP, LLC, general partner of Penn Virginia Resource Partners, L.P., (NYSE:PVR), today announced that the common unitholders of PVR approved the conversion of 1,240,833 Class B common units outstanding into the same number of common units. This conversion was completed in accordance with the terms of PVR's December 2002 transaction with subsidiaries of Peabody Energy Corporation (NYSE:BTU) in which PVR acquired approximately 120 million tons of coal reserves and related assets for $72.5 million of cash, 1,522,325 common units and the Class B common units mentioned above. The common unitholders also approved the Partnership's issuance of an aggregate of 2,763,158 common units in connection with the Peabody transaction, including the common units issuable upon the conversion.

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PVR was formed by Penn Virginia Corporation (NYSE: PVA) to manage coal properties in the United States. PVR also provides fee-based coal preparation and transportation facilities to some of its lessees to enhance their production levels and to generate additional coal services revenues. In addition to the coal business, PVR generates revenues from the sale of timber growing on its properties. PVR is headquartered in Radnor, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2003	PENN VIRGINIA RESOURCE PARTNERS, L.P.
By: Penn Virginia Resource GP, LLC, General Partner

Name	By:/s/ Nancy M. Snyder
Title:	Nancy M. Snyder Vice President